NOTICE OF GUARANTEED DELIVERY

                                       FOR
                    TENDER OF SHARES OF CLASS A COMMON STOCK

                                       OF
                               HUNGRY MINDS, INC.

                                       TO
                              HMI ACQUISITION CORP.
                 A DIRECT OR INDIRECT WHOLLY OWNED SUBSIDIARY OF
                             JOHN WILEY & SONS, INC.
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

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         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
               NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 17, 2001,
                          UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

     This Notice of Guaranteed Delivery, or a form substantially equivalent to it, must be used to accept the Offer (as defined below) if certificates representing shares of Class A Common Stock, par value $0.001 per share (the "Shares"), of Hungry Minds, Inc., a Delaware corporation (the "Company"), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach EquiServe Trust Company, N.A. (the "Depositary") prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission, mailed overnight or sent by regular mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                          EQUISERVE TRUST COMPANY, N.A.


          BY MAIL:                          BY HAND:                   BY OVERNIGHT DELIVERY:

EQUISERVE TRUST COMPANY, N.A.          SECURITIES TRANSFER          EQUISERVE TRUST COMPANY, N.A.
       P.O. Box 43025              & REPORTING SERVICES, INC.          ATTN: CORPORATE ACTIONS
  Providence, RI 02940-3025     C/O EQUISERVE LIMITED PARTNERSHIP        40 Campanelli Drive
                                  100 Williams Street Galleria           Braintree, MA 02184
                                       New York, NY 10038


                            BY FACSIMILE TRANSMISSION
                        (FOR ELIGIBLE INSTITUTIONS ONLY):
                               (781) 575-4826/4827

                              CONFIRM BY TELEPHONE:
                                 (781) 575-4816

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SPECIFIED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN OELIGIBLE INSTITUTIONO UNDER THE INSTRUCTIONS TO SUCH LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     THE ELIGIBLE  INSTITUTION  THAT  COMPLETES THIS FORM MUST  COMMUNICATE  THE
GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to HMI Acquisition Corp., a Delaware corporation (the "Purchaser") and a direct or indirect wholly owned subsidiary of John Wiley & Sons, Inc., a New York corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase, dated August 20, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of Class A Common Stock, par value $0.001 per share (the "Shares"), of Hungry Minds, Inc., a Delaware corporation (the OCompanyO), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

--------------------------------------------------------------------------------
Number of Shares of Class A Common
  Stock:_______________________________________________________________________

Certificate Nos. (if available):

Class A Common Stock:__________________________________________________________

Check box if Shares will be tendered by book-entry transfer: [  ]

Account Number:________________________________________________________________

Dated:_________________________________________________________, 2001

--------------------------------------------------------------------------------

Name(s) of Record Holder(s):____________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                  PLEASE PRINT

Address(es):____________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                                                        ZIP CODE

Area Code and Tel. No.:_________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Signature(s):___________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


--------------------------------------------------------------------------------
                                        2

                                    GUARANTEE

                    (Not to Be Used for Signature Guarantees)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an OEligible InstitutionO), guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period stated herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:________________________  ________________________________________
                                                 AUTHORIZED SIGNATURE

Address:_____________________________  Name:___________________________________
                                                     PLEASE PRINT

_____________________________________  Title:__________________________________
                             ZIP CODE

Area Code and Tel. No._______________  Date:______________________________,2001


  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE
                   SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

                                       3